Exhibit 10.3

Execution Copy

WAIVER, dated as of September 9, 2013 (this “Waiver”), under the Credit Agreement, dated as of February 28, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Sprint Communications, Inc. (formerly known as Sprint Nextel Corporation) (the “Borrower”), the lenders party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested that the Required Lenders waive certain provisions of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Except as otherwise defined in this Waiver, terms defined in the Credit Agreement are used herein (including the recitals hereto) as defined therein.

2. Waiver. The Required Lenders hereby waive the Borrower’s compliance with the Total Indebtedness Ratio required under Section 6.05(a) of the Credit Agreement as at the last day of the fiscal quarter ending September 30, 2013 and any Default or Event of Default arising from the failure to so comply with such Total Indebtedness Ratio as at such date, solely to the extent such failure to comply results from the incurrence of Indebtedness in an aggregate principal amount of not more than $4,500,000,000. The Borrower shall maintain on deposit with a Lender or Lenders in a segregated reserve account at least $3,500,000,000 until the earlier of (i) the use of such amount to prepay, redeem, repurchase or otherwise retire Existing WiMax Indebtedness (plus related interest, fees and premium) and (ii) December 31, 2013. The foregoing waiver shall expire and be of no further force or effect on December 31, 2013.

3. Effectiveness of Waiver. This Waiver shall become effective as of the date the Administrative Agent shall have received counterparts of this Waiver duly executed by the Borrower and the Required Lenders.

4. Continuing Effect; No Other Waivers. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect. The waiver provided for herein is limited to the specific subsection of the Credit Agreement specified herein and shall not constitute a consent, waiver or amendment of, or an indication of the Administrative Agent’s or the Lenders’ willingness to consent to any action requiring consent under any other provisions of the Credit Agreement or the same Section for any other date or time period.

5. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

6. Counterparts. This Waiver may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver by email or facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

7. GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

SPRINT COMMUNICATIONS, INC., as Borrower

By:	/s/ Greg D. Block
Name: Greg D. Block Title: Vice President and Treasurer

JPMorgan Chase Bank, N.A., as Administrative Agent and as Lender

By:	/s/ Tina Ruyter
Name: Tina Ruyter Title: Executive Director

CITIBANK, N.A., as Lender

By:	/s/ Elizabeth Minnella Gonzalez
Name: Elizabeth Minnella Gonzalez Title: Vice President & Managing Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Christopher T. Ray
Name: Christopher T. Ray Title: Director

BARCLAYS BANK PLC, as Lender

By:	/s/ Nicholas Versandi
Name: Nicholas Versandi Title: Assistant Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Tanya Crossley
Name: Tanya Crossley Title: Managing Director

By:	/s/ Amy Trapp
Name: Amy Trapp Title: Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Yvonne Tilden
Name: Yvonne Tilden Title: Director

By:	/s/ Ming K. Chu
Name: Ming K. Chu Title: Vice President

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Michelle Latzoni
Name: Michelle Latzoni Title: Authorized Signatory

ROYAL BANK OF CANADA, as Lender

By:	/s/ D. W. Scott Johnson
Name: D. W. Scott Johnson Title: Authorized Signatory

CREDIT SUISSE AG, Cayman Islands Branch as Lender

By:	/s/ Mikhail Faybusovich
Name: Mikhail Faybusovich Title: Authorized Signatory

By:	/s/ Jean-Marc Vauclair
Name: Jean-Marc Vauclair Title: Authorized Signatory

THE BANK OF NOVA SCOTIA, as Lender

By:	/s/ Kimberley Snyder
Name: Kimberley Snyder Title: Director

WELLS FARGO BANK, N.A., as Lender

By:	/s/ Marguerite Burtzleff
Name: Marguerite Burtzleff Title: Managing Director